SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 17, 1998
                                                          --------------



                                 CSX CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)


                                    Virginia
                                    --------
                        (State or other jurisdiction of
                         incorporation or organization)


               2-63273                                         62-1051971
               -------                                         ----------
             (Commission                                    (I.R.S. Employer
              File No.)                                    Identification No.)


           One James Center, 901 East Cary Street, Richmond, VA 23219
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 782-1400
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ITEM 5.        OTHER EVENTS

               On April 20, 1998, CSX Corporation (the "Company") announced reaching agreement on a transaction in which it will convey its wholly-owned barge subsidiary, American Commercial Lines LLC ("ACL"), to a venture formed with Vectura Group, Inc. ("Vectura") for approximately $695 million in cash and $155 million in securities issued by the venture, including a 34% interest in the venture. As part of the transaction National Marine, Inc., a wholly-owned subsidiary of Vectura, will be combined with ACL. The resulting venture will have total assets of approximately $1 billion.

               The  Company's  press  release   announcing  the  transaction  is
included as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits

               The following exhibits are filed as a part of this report.

                10.1 Recapitilization Agreement, dated as of April 17, 1998, by and among CSX Corporation, Vectura Group, Inc., American Commercial Lines Holdings LLC, American Commercial Lines LLC, and National Marine, Inc.

                99.1      Press release issued by the Company on April 20, 1998.




























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                                   Signature

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         CSX CORPORATION

                                         By:  /s/ GREGORY R. WEBER
                                              -----------------------------
                                              Gregory R. Weber
                                              Vice President and Treasurer


Date:  April 22, 1998




































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



                                  EXHIBIT LIST
                                  ------------


Exhibit                                   Description
-------                                   -----------


      10.1 Recapitilization Agreement, dated as of April 17, 1998, by and among CSX Corporation, Vectura Group, Inc., American Commercial Lines Holdings LLC, American Commercial Lines LLC, and National Marine, Inc.

      99.1     Press release issued by the Company on April 20, 1998.








































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